UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2013

F.N.B. Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-31940	25-1255406
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One F.N.B. Boulevard, Hermitage, Pennsylvania		16148
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	724-981-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 20, 2013, the F.N.B. Corporation (“Corporation”) Compensation Committee (“Committee”) approved the award of performance-based and service-based restricted stock grants to certain of the Corporation’s executive officers named in the Compensation Discussion and Analysis included in the Corporation’s proxy statement for its Annual Meeting of Shareholders held in 2012 (the “Named Executive Officers”) in the following amounts:

Named Executive Officer	Number of Restricted	Number of Restricted
	Stock Units Awarded	Stock Shares Awarded
	Performance-Based	Service-
		Based
Vincent J. Delie, Jr.	27,684	13,842
Vincent J. Calabrese, Jr.	7,383	3,692
John C. Williams, Jr.	7,383	3,692

These awards are made pursuant to the stockholder approved 2007 Incentive Compensation Plan (“Plan”), as amended, a copy of which is on file with the SEC as Annex “A” to the Corporation’s 2011 proxy statement.

The service-based restricted stock awards are subject to the standard terms contained in the service-based restricted stock award agreement previously filed by the Corporation under a Form 8-K on January 19, 2007, and will vest on January 16, 2016, provided the Named Executive Officer remains continuously employed by the Corporation.

Under the terms of the performance-based award agreement, the Committee’s determination as to whether the performance-based restricted stock units shall vest for each Named Executive Officer will occur on March 1, 2016 (“Vesting Date”). The performance-based restricted stock awards are subject to the standard terms contained in the performance-based restricted stock award agreement previously filed by the Corporation under a Form 8-K on March 27, 2012.

The foregoing discussion is qualified in its entirety by reference to the full text of the Plan, the service-based restricted stock agreement and the performance-based restricted stock agreement.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. Corporation

March 26, 2013	By:	Vincent J. Calabrese, Jr.

Name: Vincent J. Calabrese, Jr.
Title: Chief Financial Officer